                                                                     EXHIBIT 4.1












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                        VERTEX COMMUNICATIONS CORPORATION

                                   EXHIBIT 4.1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


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





                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                        VERTEX COMMUNICATIONS CORPORATION

                                   ARTICLE ONE

                                      NAME

         The name of the corporation is VERTEX COMMUNICATIONS CORPORATION (the "Corporation").

                                   ARTICLE TWO

                               PERIOD OF DURATION

         The period of duration of the Corporation is perpetual or until dissolved or merged or consolidated in some lawful manner.

                                  ARTICLE THREE

                               PURPOSES AND POWERS

         Section 1. Purposes. The purposes for which the Corporation is organized are to transact any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act (the "Act").

         Section 2. Powers. Subject to any specific written limitations or restrictions imposed by the Act, by other law, or by these Articles of Incorporation, and solely in furtherance thereof, but not in addition to the limited purposes set forth in Section 1 of this Article, the Corporation shall






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have and exercise all of the powers specified in the Act, which powers are not inconsistent with these Articles.

                                  ARTICLE FOUR

                           CAPITALIZATION, PREEMPTIVE
                                RIGHTS AND VOTING

         Section 1. Authorized Shares. The aggregate number of shares of capital stock which the Corporation shall have authority to issue is FIVE MILLION (5,000,000) shares of Common Stock without par value of the par value of Ten Cents (10(cent)) per share, constituting aggregate capital stock of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00).

         Section 2. Preemptive Rights and Voting.

         (A) Preemptive Rights. Unless otherwise determined by the Board of Directors in the manner provided under the Act, no holder of shares of capital stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any capital stock of any class which the Corporation may issue or sell, whether or not exchangeable for any capital stock of the Corporation of any class or classes, whether issued out of unissued shares authorized by these Articles of Incorporation as originally filed or by any amendment thereof, or out of shares of capital stock of the Corporation acquired by it after the issue thereof; nor, unless otherwise determined by the Board of Directors in the






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manner provided under the Act, shall any holder of shares of capital stock of the Corporation, as such holder, have any right to purchase, acquire or subscribe for any securities which the Corporation may issue or sell whether or not convertible into or exchangeable for shares of capital stock of the Corporation of any class or classes, and whether or not any such securities have attached or appurtenant thereto warrants, options or other instruments which entitle the holders thereof to purchase, acquire or subscribe for shares of capital stock of any class or classes.

         (B) Voting. In the exercise of voting privileges, each holder of shares of the capital stock of the Corporation shall be entitled to one (1) vote for each share held in his name on the books of the Corporation. In all elections of Directors of the Corporation, cumulative voting is expressly prohibited. As such, each holder of shares of capital stock of the Corporation entitled to vote at the election of Directors shall have the right to vote, in person or by proxy, all or any portion of such shares for or against each individual Director to be elected and shall not be entitled to vote for or against any one Director more than the aggregate number of shares held by such holder which are entitled to vote on the election of Directors. With respect to any action to be taken by the shareholders of the Corporation as to any matter, the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Corporation entitled to vote thereon shall be sufficient to authorize, affirm, ratify or consent to such action.







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                                  ARTICLE FIVE

                            COMMENCEMENT OF BUSINESS

         The Corporation shall not commence business until it has received for the issuance of its shares of Common Stock consideration of the value of at least ONE THOUSAND AND NO/100 DOLLARS ($1,000.00) consisting of money paid, labor done, or property actually received.

                                   ARTICLE SIX

                           REGISTERED AGENT AND OFFICE

         Section 1. Registered Office. The address of the registered office of the Corporation is 2600 Longview Street, Kilgore, Texas 75662.

         Section 2. Registered Agent. The name of the registered agent of the Corporation at such address is J. REX VARDEMAN.

                                  ARTICLE SEVEN

                                    DIRECTORS

         Section 1. Board of Directors. The initial Board of Directors shall consist of one (1) member who need not be a resident of the State of Texas or a Shareholder of the Corporation, the number of Directors of the Corporation may from








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time to time be changed in accordance with the By-Laws of the Corporation and the Act.

         Section 2. Name and Address. The name and address of the person who is to serve as Director until the first annual meeting of Shareholders or until his successors are elected and qualified, or until his earlier death, resignation, or removal is as follows:



                               NUMBER, STREET
NAME                            OR BUILDING                       CITY, STATE
----                           --------------                     -----------

J. REX VARDEMAN               2600 Longview                       Kilgore, Texas
                              Street                              75662


                                  ARTICLE EIGHT

                                  INCORPORATOR

The name and address of the Incorporator is



                               NUMBER, STREET
NAME                            OR BUILDING                       CITY, STATE
----                           --------------                     -----------

J. REX VARDEMAN                P. O. Box 1277                     Kilgore, Texas
                                                                  75662


                                  ARTICLE NINE

                                SPECIAL POWERS OF
                               BOARD OF DIRECTORS

         In furtherance of, and not in limitation of the powers and authorities conferred under the Act, the Board of Directors is expressly authorized:







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         1.       To make, alter, amend and rescind the By-Laws of the
                  Corporation; to fix, adjust and maintain from time to time the amount to be reserved as working capital; and to authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

         2. From time to time, to determine whether and to what extent and at what times and places and under what conditions and provisions the accounts and books of the Corporation shall be maintained and made available for inspection of any Shareholder, and no Shareholder shall have any right to inspect any account or books or records of the Corporation, except as provided in the Act, or authorized by the Board of Directors.

         3. If the By-Laws so provide, to designate two or more of their number to constitute an executive committee, which committee shall, as provided in said resolution or in the By-Laws of the Corporation, have and exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, except to the extent that the Act requires a particular matter to be authorized by the Board of Directors.

                                   ARTICLE TEN

                          ADDITIONAL POWERS IN BY-LAWS

         The Corporation may in its By-Laws confer powers and authorities upon the Board of Directors in addition to the foregoing and to those expressly conferred upon them by the Act.








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                                 ARTICLE ELEVEN

                          TRANSACTIONS WITH DIRECTORS,
                            OFFICERS AND SHAREHOLDERS

         The Officers, Directors and Shareholders holding ten percent (10%) or more of the outstanding capital stock of the Corporation ("insiders") may enter into business transactions with the Corporation in which they are personally interested without such transaction being affected or invalidated solely because of such personal interest; provided, however, that nothing contained herein shall relieve any insider from liability for breach of the fiduciary duties of an insider or authorize any insider to enter into any transaction with the Corporation in which such insider has a material interest for the purpose of personal gain to the detriment of the Corporation.

                                 ARTICLE TWELVE

                                 INDEMNIFICATION

         The Corporation shall have the power and authority to indemnify and hold its Directors and/or Officers harmless as authorized by the Board of Directors in accordance with the Act and the By-Laws of the Corporation against any and all loss, risk, damage, or expense arising from any action, suit, claim, or proceeding in which they are made parties by reason










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of their capacity or relationship with the Corporation. Indemnification so made and entered into shall not be deemed exclusive of any other rights to which any such person might otherwise be entitled.

                                ARTICLE THIRTEEN

                                    MEETINGS

         Both Shareholders and Directors shall have the power and authority to hold their meetings either within or without the State of Texas, upon compliance with the provisions of the By-Laws pertaining thereto, and the Corporation may have one or more offices in addition to its principal office in the State of Texas, and keep its books and records (subject to the provisions of the Act) outside of the State of Texas at such places as may be from time to time designated by the Board of Directors.

                                ARTICLE FOURTEEN

                                   AMENDMENTS

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation or in its By-Laws in the manner now or hereafter prescribed by the Act, and all rights conferred on Shareholders herein are granted subject to this reservation.











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                                 ARTICLE FIFTEEN

                                    CAPTIONS

         The captions used in these Articles of Incorporation are for convenience only and shall not be construed in interpreting the provisions hereof.

                                            VERTEX COMMUNICATIONS CORPORATION



                                            By:  /s/ J. Rex Vardeman
                                                 -------------------------------
                                                 J. REX VARDEMAN, President



                                            By:  /s/ Bill Womble
                                                 -------------------------------
                                                 BILL WOMBLE, Secretary


THE STATE OF TEXAS         )
                           )
COUNTY OF DALLAS           )

         BEFORE ME, a Notary Public, on this day personally appeared J. REX VARDEMAN, known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statements therein contained are true and correct.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 12th day of September,
1984.


                                           /s/ William F. Pyne
                                           -------------------------------------
                                           Notary Public in and for
                                           The State of Texas


                                           /s/ William F. Pyne
                                           -------------------------------------
                                           (Printed Name of Notary)

My Commission Expires:

        11/09/84
----------------------







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                              ARTICLES OF AMENDMENT
                                     TO THE
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                        VERTEX COMMUNICATIONS CORPORATION

         Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, VERTEX COMMUNICATIONS CORPORATION, the undersigned corporation (the "Corporation"), adopts the following Articles of Amendment to its Restated Articles of Incorporation previously amended by those certain Articles of Amendment to the Restated Articles of Incorporation dated February 11, 1988, as filed in the Office of the Secretary of State on February 16, 1988:

                                    ARTICLE 1

                                      NAME

         The name of the Corporation is VERTEX COMMUNICATIONS CORPORATION.

                                    ARTICLE 2

                                    AMENDMENT

         The following amendment to the Restated Articles of Incorporation, as amended, was adopted by the shareholders of the Corporation on January 27, 1994, in order to increase the number of authorized shares of common stock, $.10 par value per share, of the Corporation from five million (5,000,000) shares to twenty million (20,000,000) shares.

         Section 1 of Article Four of the Restated Articles of Incorporation, as amended, is hereby amended to read in its entirety as follows:










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         "Section 1. Authorized Shares. The aggregate number of shares of capital stock which the Corporation shall have authority to issue is Twenty Million (20,000,000) shares of Common Stock of the par value of Ten Cents ($.10) per share, constituting aggregate capital stock of Two Million Dollars ($2,000,000.00). "

                                    ARTICLE 3

                               OUTSTANDING SHARES

         The number of shares of the Corporation outstanding at the time of such adoption was 4,586,556; and the number of shares entitled to vote thereon was 4,586,556.

                                    ARTICLE 4

                                      VOTE

         The number of shares voted for such amendment was 3,316,173 (72.30%); and the number of shares voted against such amendment was 561,706 (12.25%).

         EXECUTED this 27th day of January, 1994.

                                  VERTEX COMMUNICATIONS CORPORATION



                                  By:  /s/ J. Rex Vardeman
                                       -----------------------------------------
                                       J. REX VARDEMAN,
                                       President and Chief Executive Officer












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RESTATED ARTICLES OF INCORPORATION - PAGE 2


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                              ARTICLES OF AMENDMENT
                                     TO THE
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                        VERTEX COMMUNICATIONS CORPORATION

         Pursuant to the provisions of Article 4.04 of the of the Texas Business Corporation Act, VERTEX COMMUNICATIONS CORPORATION, the undersigned corporation (the "Corporation"), adopts the following Articles of Amendment to its Restated Articles of Incorporation:

                                    ARTICLE l

                                      NAME

         The name of the Corporation is VERTEX COMMUNICATIONS CORPORATION.

                                    ARTICLE 2

                                    AMENDMENT

         The following amendments to the Restated Articles of Incorporation were adopted by the shareholders of the Corporation on February 11, 1988, in order to limit the liability of Directors for monetary damages to the Corporation and its shareholders and to provide for the indemnification of the Directors, officers, employees and agents of the Corporation by the Corporation to the extent permitted by the Texas Business Corporation Act.

         2.1 Article Twelve of the Restated Articles of Incorporation is hereby amended to read in its entirety as follows:










ARTICLES OF AMENDED TO THE
RESTATED ARTICLES OF INCORPORATION - PAGE 1


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                                 ARTICLE TWELVE

                                 INDEMNIFICATION

                  Section 1. Mandatory Indemnification and Advancement of Expenses. Each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, any appeal in such action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding (a "proceeding"), by reason of the fact that he or a person for whom he is the legal representative is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, or other enterprise (including service with respect to employee benefit plans) shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Texas Business Corporation Act, as amended (the "Act"), against all judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses (including attorneys' fees) actually incurred by such person in connection with such proceeding. Such right shall be a contract right and shall include the right to require advancement by the Corporation of reasonable expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of such proceeding shall be made by the Corporation only upon delivery to the Corporation of a written affirmation by such person of his good faith belief that he has met the standard of conduct necessary for indemnification under the Act and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be so indemnified.

                  Section 2. Nature of Indemnification. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights permitted by law to which a









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person seeking indemnification may be entitled under any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  Section 3. Insurance. The Corporation shall have power to purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust or other enterprise (including service with respect to employee benefit plans) against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article Twelve.


         2.2 Articles Thirteen, Fourteen and Fifteen are hereby renumbered Article Fourteen, Article Fifteen and Article Sixteen, respectively.

         2.3 A new Article Thirteen is hereby added to the Restated Articles of Incorporation, which Article shall read in its entirety as follows:

                                ARTICLE THIRTEEN

                             LIMITATION OF LIABILITY

                  No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, provided, however, that the foregoing provision shall not eliminate or limit the liability of a director for (i) a breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) an act or













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omission not in good faith or that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, (iv) an act or omission for which the liability of the director is expressly provided for by statute, or (v) an act related to an unlawful stock repurchase or payment of a dividend. If the Texas Miscellaneous Corporation Laws Act or other applicable provision of Texas law hereafter is amended to authorize further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on the personal liability provided herein, shall be limited to the fullest extent permitted by the Texas Miscellaneous Corporation Laws Act or other applicable provision of Texas law as amended. Any repeal or modification of this Article by the shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                                    ARTICLE 3

                               OUTSTANDING SHARES

         The number of shares of the Corporation outstanding at the time of such adoption was 3,194,134; and the number of shares entitled to vote thereon was 3,194,134.

                                    ARTICLE 4

                                      VOTE

         The number of shares voted for such Amendments was 2,714,962 (84.998%), and the number of shares voted against such Amendments was 111,023 (3.476%).









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RESTATED ARTICLES OF INCORPORATION - PAGE 4


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         EXECUTED this 11th day of February, 1988.

                                VERTEX COMMUNICATIONS CORPORATION



                                By:  /s/ J. Rex Vardeman
                                     -------------------------------------------
                                     J. REX VARDEMAN,
                                     President

THE STATE OF TEXAS          )
                            )
COUNTY OF GREGG             )

         Before me, the undersigned, a Notary Public in and for the State of Texas, on this day personally appeared J. REX VARDEMAN, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said VERTEX COMMUNICATIONS CORPORATION, a corporation, and that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 11th day of February, 1988.

                                                /s/ Wilora Tucker
                                                --------------------------------
                                                Notary Public in and for
                                                The State of Texas


                                                /s/ Wilora Tucker
                                                --------------------------------
                                                (Printed Name of Notary Public)

My Commission Expires:

      09-04-89
----------------------








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